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                                                                    Exhibit 99.4


                        POTOMAC ELECTRIC POWER COMPANY
                        1900 Pennsylvania Avenue, N.W.
                            Washington, D.C.  20068
[LOGO OF PEPCO]

   SPECIAL MEETING OF PREFERRED STOCKHOLDERS  JULY 18, 2001               PROXY

     The undersigned hereby appoints JOHN M. DERRICK, JR., DENNIS R. WRAASE and WILLIAM T. TORGERSON, and each of them, proxies of the undersigned, with power of substitution, to attend the above Special Meeting of Preferred Stockholders to be held on July 18, 2001 at 10 a.m. at The Inn and Conference Center, University of Maryland University College, 3501 University Blvd. East, Adelphi, Maryland, and all adjournments thereof, and thereat to vote all shares of Serial Preferred Stock of the Company that the undersigned would be entitled to vote if personally present on matters set forth in the Joint Proxy Statement/Prospectus and to transact any other business incident to the conduct of the Special Meeting of Preferred Stockholders as may properly come before the Special Meeting of Preferred Stockholders. UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR ITEM 1 AND IN THE DISCRETION OF
                                           ---
THE PROXY UPON SUCH OTHER BUSINESS.

                     THIS PROXY IS SOLICITED ON BEHALF OF
           THE BOARD OF DIRECTORS OF POTOMAC ELECTRIC POWER COMPANY

                           CONTINUED ON REVERSE SIDE
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[LOGO OF PEPCO]                                     SERIAL PREFERRED STOCK PROXY
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   The Board of Directors recommends a vote "FOR" Item 1 below

1. Approval of the Agreement and Plan of Merger


                                                   FOR     AGAINST     ABSTAIN
                                                   [ ]       [ ]        [ ]





Sign here
as name      X_____________________________________(L.S.)
appears
above        X_____________________________________(L.S.)   Date _________, 2001

Attorneys, executors, administrators, trustees and corporate officials should indicate the capacity in which they are signing.